EXHIBIT 99


                                             THIS DOCUMENT CONSTITUTES PART OF A
                                             PROSPECTUS COVERING SECURITIES THAT
                                             HAVE  BEEN  REGISTERED   UNDER  THE
                                             SECURITIES ACT OF 1933. THE DATE OF
                                             THIS DOCUMENT IS MARCH 1, 2002.



                    SUMMARY OF THE OPHTHALMIC IMAGING SYSTEMS
                             2000 STOCK OPTION PLAN

          On September 8, 2000, the Board of Directors (the "Board") of Ophthalmic Imaging Systems (the "Company") adopted, and the Company's stockholders approved thereafter by way of written consent, the Company's 2000 Stock Option Plan (the "Plan"). The purpose of the Plan is to provide an incentive to key employees (including officers and directors who are key employees) and to consultants and directors who are not employees of the Company and to offer an additional inducement in obtaining the services of such persons.

          A copy of the Plan is enclosed herewith or has previously been distributed to each optionee and the following summary of the Plan is qualified in its entirety by reference to the Plan. The terms of each option granted under the Plan may vary and are embodied in a Stock Option Agreement (the "Option Agreement") entered into between the Company and the optionee. Accordingly, reference is made to your Option Agreement for information with respect to the specific terms of your option. In the event of any conflict between the terms of any Option Agreement, this Summary and the Plan, the terms of the Plan will govern. All capitalized terms used but not otherwise defined in this Summary shall have the meanings ascribed to them in the Plan.

ELIGIBILITY

          All key employees (including officers and directors who are key employees) of the Company, consultants to and non-employee directors of the Company or any of its subsidiaries or parent, are eligible to be granted options under the Plan.

TYPES OF OPTIONS

          Options granted under the Plan may either be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-qualified stock options" ("NQSOs") which do not meet the requirements of Section 422 of the Code. Pursuant to Section 422 of the Code, however, ISOs may only be granted to employees (including officers and directors who are employees).


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STOCK SUBJECT TO THE PLAN

          The maximum number of shares of the Company's common stock, no par value (the "Common Stock"), for which options may be granted under the Plan is 1,500,000, subject to possible adjustment as described in the section hereof entitled "Adjustment in the Event of Capital Changes." Any shares of Common Stock subject to an option which for any reason expires, is canceled or terminated unexercised or which ceases for any reason to be exercisable, will again be available for grant under the Plan.

ADMINISTRATION

          The Plan is administered by the Board which, to the extent it determines, may delegate its powers with respect to the administration of the Plan to a committee of the Board. For purposes of this Summary, those administering the Plan shall be referred to as the Administrators.

          Among other things, the Administrators are authorized, subject to the express provisions of the Plan, to determine those key employees, consultants and non-employee directors to be granted options, the times when options are to be granted, whether an option granted to an employee is to be an ISO or an NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether to accelerate the date of exercise of any option or installment and the form of payment of the exercise price. The Administrators are also empowered, subject to the express provisions of the Plan, to construe each Option Agreement and the Plan and, with the consent of the optionee, to cancel or modify an option. The Administrators are further authorized to prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for administering the Plan.

TERMS AND CONDITIONS OF OPTIONS

          Options granted under the Plan will be subject to, among other things, the following terms and conditions:

                    (a) The  exercise  price of the shares of Common Stock under each option will be determined by the Administrators; provided, however, that the exercise price may not be less than the fair market value of the Common Stock subject to the option on the date of grant (or 110% of such fair market value if, at the time an ISO is granted, the optionee owns (or is deemed to own under applicable provisions of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). The exercise


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               price  is  payable  in cash or by  certified  check,  or,  if the applicable Option Agreement permits, in shares of the Common Stock having an aggregate fair market value on the date of exercise equal to the aggregate option exercise price, or any combination thereof.

                    (b) The  term  of each  option  will  be  determined  by the
               Administrators; provided, however, that the term of an ISO may not exceed ten (10) years (five (5) years if the optionee owns (or is deemed to own under applicable provisions of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries or parent).

                    (c) The aggregate  market value  (determined  on the date of grant of the option) of shares of Common Stock with respect to which ISOs may be granted under the Plan (or any other plan of the Company, or of a parent or subsidiary of the Company) to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

                    (d) Options may not be transferred  other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or by a legal representative of the optionee.

                    (e) Except as may  otherwise  be provided in the  applicable
               Option Agreement, if the optionee's relationship with the Company, its parent or its subsidiaries as a director, employee or consultant is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable at the time of termination of such relationship, at any time within three (3) months thereafter, but in no event after the expiration of the term of the option; provided, however, that if the relationship is terminated either for Cause or without the consent of the Company, the option will terminate immediately. Except as may otherwise be expressly provided in the applicable Option Agreement, options granted under the Plan to a director, employee or consultant are not affected by a change in the status of an optionee so long as the optionee continues to be an employee of, or a consultant to, the Company or a subsidiary. Nothing in the Plan or in any option granted under the Plan confers  on  any  optionee  any  right  to  continue  his  or her particular relationship with the Company or any of its subsidiaries or parent.

                    Except as may otherwise be expressly  provided in the Option
               Agreement, an optionee whose relationship as a director or employee of, or consultant to, the Company is terminated by reason of disability may exercise his or her option, to the extent exercisable at the time of such termination, within one
               (1) year thereafter, but in no event after the expiration of the term of the option.


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                    In the case of the death of an optionee  while a director or
               employee  of,  or  consultant   to,  the  Company,   any  of  its
               subsidiaries or its parent (or within three (3) months after termination of such relationship other than for Cause or without the consent of the Company, or within one (1) year after termination of such relationship by reason of disability), except as otherwise provided in the Option Agreement, the optionee's legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one (1) year after the date of death, but in no event after the expiration of the term of the option.

HOW TO EXERCISE AN OPTION

          An option (or any part or installment thereof), to the extent then exercisable, is to be exercised by giving written notice to the Company at its principal office (at present, 221 Lathrop Way, Suite I, Sacramento, California 95815 Attention: Chief Executive Officer) stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment of the exercise price thereof.

          The Company may withhold cash and/or shares of Common Stock to be issued upon exercise of an option having an aggregate fair market value on the date the option is exercised equal to the amount which the Administrators determine is necessary to meet the Company's obligations to withhold any federal, state and/or local taxes or other amounts incurred by reasons of the grant or exercise of an option or the disposition of the option or shares acquired pursuant to the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.

          An optionee entitled to receive Common Stock upon the exercise of an option will not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him or her for such shares or, in the case of uncertified shares, until an entry is made on the books of the Company's transfer agent representing such shares. Until then, any optionee using previously acquired shares of Common Stock in payment of an option exercise price pursuant to an Option Agreement which permits payment in that manner shall continue to have the rights of a stockholder with respect to such previously acquired shares.

ADJUSTMENT IN THE EVENT OF CAPITAL CHANGES

          In the event of any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, merger or consolidation in which the Company is the surviving corporation, combination or exchange of shares or the like which results in a change in the number or kind of those shares of Common Stock which are outstanding immediately prior to such event, appropriate adjustments will be made by the Administrators to the aggregate number


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and kind of shares  available  under the Plan, the aggregate  number and kind of shares subject to each outstanding option and the exercise prices of such options.

          Except as may otherwise be provided in an Option Agreement, in the event of:

                    (i) a liquidation or dissolution of the Company, or

                    (ii) any  transaction(s)  (such as merger,  consolidation or tender offer) in which either (A) the voting power of the Company's voting securities outstanding immediately prior to such transaction(s) ceases to represent more than fifty percent (50%) of the combined voting power of the Company or surviving entity outstanding immediately after such transaction(s), or (B) all or substantially all of the Company's assets are sold to an unaffiliated third party, then the Board of Directors of the Company, or the board of directors of any corporation or other legal entity assuming the obligations of the Company, shall, as to outstanding options, either (x) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized entity, or (y) upon written notice to the optionees, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

DURATION AND AMENDMENT OF THE PLAN

          No option may be granted under the Plan after September 7, 2010. The Board may at any time suspend, terminate or amend the Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares of Common Stock available for the grant of options, (b) change the eligibility requirements for persons who may receive options or (c) make any other change for which applicable law requires stockholder approval. No termination or suspension of nor any amendment to the Plan may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

          The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under the Plan and the sale of the underlying securities. This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee, including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934 (the "Exchange

Act"), as amended, and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying securities. Optionees should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying securities.

          ISOs Exercised With Cash

          No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by him or her for such shares.

          If the shares received upon exercise of an ISO are disposed of more than one (1) year after the date of transfer of such shares to the optionee and more than two (2) years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

          If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

          NQSOs Exercised With Cash

          No taxable income will be recognized by an optionee upon the grant of an NQSO. Upon the exercise of an NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by him or her for such shares plus the amount of ordinary income so recognized.

          Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.


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          Exercises of Options Using Previously Acquired Shares

          If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or an NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

          However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

          The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

          Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

          Alternative Minimum Tax

          In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds his or her regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. Holders of ISOs should consult with their tax advisors concerning the applicability and effect on them of the alternative minimum tax.


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                               GENERAL INFORMATION

COMPLIANCE WITH SECURITIES ACT OF 1933

          The Administrators may require, as a condition to the exercise of an option, that either (a) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is then effective and current with respect to the shares to be issued upon such exercise or (b) there is an exemption from registration under the Securities Act available with respect to the issuance of shares to the optionee. In addition, the Administrators may require an optionee, as a condition to the receipt of or the exercise of an option, to execute and deliver to the Company representations and warranties, in form, substance and scope satisfactory to the Administrators, that, among other things, (i) the shares of Common Stock to be issued upon the exercise of the option are being purchased for the optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (ii) any subsequent resale or distribution of the shares will be made only pursuant to
(x) an effective and current registration  statement under the Securities Act or
(y) a specific exemption from registration under the Securities Act, but in claiming such exemption, the optionee, prior to any offer or sale of such shares, must provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

          AS LONG AS AN OPTION IS EXERCISED AT A TIME WHEN THE REGISTRATION STATEMENT IS EFFECTIVE AND CURRENT: (A) RESALES OF SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF THE OPTION BY THOSE WHO ARE NOT "AFFILIATES" OF THE COMPANY MAY BE MADE WITHOUT RESTRICTION, WHILE (B) RESALES BY "AFFILIATES" OF THE COMPANY MAY BE MADE, IN GENERAL, ONLY BY ANOTHER FORM OF PROSPECTUS OR UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT, BUT WITHOUT ANY ADDITIONAL HOLDING PERIOD. IN GENERAL, "AFFILIATES" OF THE COMPANY ARE PERSONS WITH THE POWER TO MANAGE AND DIRECT THE POLICIES OF THE COMPANY. THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") HAS STATED THAT, GENERALLY, EXECUTIVE OFFICERS AND DIRECTORS OF AN ENTITY ARE DEEMED AFFILIATES OF THE ENTITY.

          IF, AT THE TIME AN OPTION IS EXERCISED, THE REGISTRATION STATEMENT IS NOT EFFECTIVE OR CURRENT, IN ORDER FOR THE OPTION TO BE EXERCISED, AN EXEMPTION FROM REGISTRATION WILL BE REQUIRED. THE AVAILABILITY OF SUCH AN EXEMPTION WILL DEPEND UPON, AMONG OTHER THINGS, AN OPTIONEE'S INDIVIDUAL FACTS AND
CIRCUMSTANCES. THERE CAN BE NO ASSURANCE THAT AN EXEMPTION WILL THEN BE AVAILABLE WITH RESPECT TO SUCH EXERCISE OR, IF AVAILABLE, THE PERIOD


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OF TIME THAT AN OPTIONEE MAY BE REQUIRED TO HOLD THE SHARES ACQUIRED BEFORE THEY
MAY BE SOLD IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

OTHER POTENTIAL CONDITIONS TO EXERCISE

          As a further condition to the exercise of an option, the Administrators may require that the shares underlying options granted under the Plan be listed for trading on any securities market on which the Common Stock is traded and have been appropriately registered or qualified under applicable state securities laws, and that any necessary or desirable governmental approval or consent has been obtained.

REPORTING AND SHORT-SWING PROFIT CONSIDERATIONS FOR INSIDERS

          This section of the Summary applies only to executive officers, directors or beneficial owners of more than ten percent (10%) of the Common Stock (each a "Reporting Person"). The provisions of Section 16 of the Exchange Act (discussed below) do not apply to anyone who is not a Reporting Person.

          Reporting

          Section 16(a) of the Exchange Act requires Reporting Persons to file reports with the Commission and the Company (Nasdaq reporting is optional) of changes in their beneficial ownership of equity securities of the Company.

          Grants of options under the Plan must be reported by Reporting Persons on a Form 5 filed with the Commission within 45 days following the end of the Company's fiscal year in which the option grant occurs.

          Reporting Persons must report the exercise of options and, generally, the disposition of the shares acquired upon the exercise of an option, on a Form 4 filed within ten days after the end of the month in which the exercise or disposition, as the case may be, occurs.

          Short-Swing Profit Considerations

          Section 16(b) of the Exchange Act requires a Reporting Person to pay to the Company all "short-swing" trading profits which the Reporting Person is deemed to have made in the Company's equity securities. A "short-swing" profit occurs (and liability arises) when a Reporting Person, directly or indirectly (through, among others, relatives residing in the Reporting Person's household), purchases and sells, or sells and purchases, any equity security of the Company in non-exempt transactions within a six-month period at a deemed profit. "Short-swing" profits are determined by matching the highest sales price of any equity securities sold against the lowest purchase price of equity securities purchased in non-exempt transactions


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within the six-month period.  The order of the purchase and sale and whether the same certificate or securities acquired are later sold are of no import in determining Section 16(b) liability.

          Extensive rules have been promulgated by the Commission that govern whether the grant of an option will be deemed a non-exempt purchase of Common Stock and, therefore, will be matched against direct or indirect dispositions by the Reporting Person of other equity securities of the Company (including a disposition of Common Stock acquired upon such option exercise). In all cases, the exercise of an option under the Plan will have no independent effect in determining whether liability exists under Section 16(b). In general, if (a) the grant of an option made by the Board or committee administering the Plan is in accordance with the Plan and the exercise of the option is in accordance with its grant or (b) at least six months elapse between the date of grant of the option and the date of disposition of the shares acquired upon exercise of the option, the grant also will be an exempt purchase. In other circumstances, the grant may be deemed a non-exempt purchase of the option and the underlying Common Stock. In any event, the sale of shares acquired upon the exercise of an option is not exempt and can be matched against any non-exempt purchase of an equity security (including any non-exempt grant of an option to purchase shares of Common Stock).

CERTAIN QUALIFICATIONS

          The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 nor is it required to be qualified under Section 401(a) of the Code.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's annual report on Form 10-KSB/A for the transition period ended December 31, 2000 filed on March 29, 2001, the Company's quarterly reports on form 10-QSB filed on May 21, 2001 and August 14, 2001, and the description of the Company's Common Stock contained in the registrant's Registration Statement on Form S-18, number 33-46864-LA are all incorporated herein by reference and deemed to be a part hereof.

          Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

AVAILABILITY OF CERTAIN INFORMATION

          The Company will provide, without charge, to each person to whom this Summary is delivered, upon written or oral request, a copy of the documents incorporated by reference in this Summary under "Incorporation of Certain Documents By Reference" (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Copies of this Summary (and any supplements thereto), the foregoing


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documents  and  additional  copies of the Plan will  also be made  available  to holders of options, without charge, upon written or oral request.

          All such requests and inquiries, as well as requests for additional information, should be directed to Ophthalmic Imaging Systems, 221 Lathrop Way, Suite I, Sacramento, California 95815 Attention: Chief Executive Officer, Tel.
(916) 646-2020.